UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant   ☒                        Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMBAC FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMBAC FINANCIAL GROUP, INC.

ONE STATE STREET PLAZA

NEW YORK, NEW YORK 10004

(212) 658-7470

November 8, 2013

Dear Stockholders:

It is our pleasure to invite you to attend our 2013 Annual Meeting of Stockholders to be held on December 18, 2013 at 12:00 p.m. (Eastern). The meeting will be held via the internet at www.virtualshareholdermeeting.com/AMBC.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit your proxy over the internet. If you want more information, please see the General Information section of this Proxy Statement or visit the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet or by phone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Internet Notice you received in the mail.

Thank you for interest in Ambac.

Sincerely,

/s/ Victor Mandel	/s/ Nader Tavakoli	/s/ Diana N. Adams
Victor Mandel Co-Chairman	Nader Tavakoli Co-Chairman	Diana N. Adams Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	12:00 p.m. (Eastern) on December 18, 2013

Place	www.virtualshareholdermeeting.com/AMBC

Items of Business	(1) To elect five members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2) To ratify the appointment of KPMG as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3) To vote, on an advisory basis, on executive compensation.

(4) To vote, on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years.

(5) To approve Ambac’s 2013 Incentive Compensation Plan.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were an Ambac stockholder as of the close of business on October 24, 2013 (“Record Date”).

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials (“Internet Notice”) you received in the mail, the section titled “Information About the Annual Meeting and Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy or voting instruction card.

By order of the Board of Directors,

/s/ Victor Mandel	/s/ Nader Tavakoli	/s/ Diana N. Adams
Victor Mandel Co-Chairman	Nader Tavakoli Co-Chairman	Diana N. Adams Chief Executive Officer

This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on or about November 8, 2013.

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

AMBAC FINANCIAL GROUP, INC.

One State Street Plaza

New York, New York 10004

(212) 658-7470

PROXY STATEMENT

GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proxy Materials

Why did I receive these Proxy Materials?

Our Board of Directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Ambac’s 2013 Annual Meeting of Stockholders, which will take place on December 18, 2013 at 12:00 p.m. (Eastern). The meeting will be held via the internet at www.virtualshareholdermeeting.com/AMBC. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2012 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Internet Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Internet Notice also instructs you as to how you may submit your proxy on the internet, by phone or by mail. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.

What is included in the proxy materials?

The proxy materials include:

•	Our Proxy Statement for the 2013 Annual Meeting of Stockholders;

•	Our 2012 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•	The proxy card or a voting instruction card for the Annual Meeting.

How can I access the proxy materials over the internet?

The Internet Notice, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the internet and vote your shares; and

•	Instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at www.proxyvote.com.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact on the environment of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and details regarding the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, Proxy Statement or Internet Notice. Stockholders who do not receive a separate copy of our Annual Report, Proxy Statement or Internet Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, Proxy Statement or Internet Notice via the internet, phone or email, as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, Proxy Statement or Internet Notice may also request to receive a single copy by writing to our Investor Relations Department, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.

Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of five directors.

•	The ratification of the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	To vote, on an advisory basis, on executive compensation.

•	To vote, on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years.

•	The approval of Ambac’s 2013 Incentive Compensation Plan.

We will also consider any other business that properly comes before the Annual Meeting.

Why is the Annual Meeting being held now?

Ambac historically held its annual meeting of stockholders in May of each year. However, following its filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, an annual meeting was not held due to the expense of holding such a meeting and the uncertainties relating to the bankruptcy filing. On May 1, 2013, Ambac emerged from bankruptcy, and our directors were appointed as interim directors as part of that process (as described in more detail herein). We are holding this meeting because our directors believe that it is crucial that stockholders have input into who constitutes the Board that is overseeing our operations. In addition, the Board is seeking stockholder approval of Ambac’s 2013 Incentive Compensation Plan, which is designed to further align incentives for management with the interests of stockholders. As a result, the Board believes that it is in the best interests of Ambac and its stockholders to have the meeting as soon as possible and not wait for the normal meeting schedule to resume in 2014.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

•	“FOR”, on an advisory basis, our executive compensation.

•	The Board recommends that stockholders vote in favor of holding the advisory vote on executive compensation every year.

•	“FOR” the approval of Ambac’s 2013 Incentive Compensation Plan.

Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak and Sara Copland, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

What shares can I vote?

Each share of Ambac common stock issued and outstanding as of the close of business on the Record Date for the 2013 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 45,002,524 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The voting rights of certain substantial holders (those owning 10% or more) of common stock are restricted. A substantial holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Ambac stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name.

How can I vote my shares at the Annual Meeting?

Shares held in your name as the stockholder of record or held beneficially in street name may be voted by you by internet at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. You can vote by proxy over the internet or by phone by following the instructions provided in the Internet Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the Annual Meeting. You may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (and you can send a copy via email to corporatesecretary@ambac.com), prior to your shares being voted, or (iii) attending the Annual Meeting and voting by internet. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote by internet at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ambac or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Ambac’s shares of common stock outstanding as of the Record Date must be present or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

How are votes counted?

In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

What is the voting requirement to approve each of the proposals?

The directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote on the election of directors. This means that the five individuals nominated for election to the Board who receive the most “FOR” votes among votes properly cast will be elected. Only “FOR” or “WITHHELD” votes are counted in determining whether a plurality has been cast in favor of a director nominee. A “WITHHELD” vote will have the same effect as a vote AGAINST the election of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. Each holder of our common stock is entitled to one vote for each share held and does not have cumulative voting rights. A substantial holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.

The approval of the remaining four proposals described below requires the affirmative “FOR” vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class:

(1)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(2)	advisory vote on executive compensation;

(3)	advisory vote on frequency of stockholder vote on executive compensation; and

(4)	the approval of our 2013 Incentive Compensation Plan.

If you hold shares beneficially in street name and do not vote your shares as described in this Proxy Statement, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered voting power present at the meeting and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors, certain executive compensation matters, or certain corporate governance matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Who will bear the cost of soliciting votes for the Annual Meeting?

Ambac pays the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you chose to vote by phone, you are responsible for any phone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

What happens if additional matters are presented at the Annual Meeting?

Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak or Sara Copland, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final voting results in the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com. We will also disclose the final voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending the Annual Meeting

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Ambac stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. The meeting will begin promptly at 12:00 p.m. (Eastern). We encourage you to access the meeting online prior to its start time. Instructions on how to attend and participate via the internet are posted at www.proxyvote.com. Stockholders may vote and submit questions while attending the meeting on the internet.

Do Directors Attend the Annual Meeting?

Ambac encourages directors to attend Ambac’s Annual Meeting of Stockholders. We did not hold an annual meeting in 2012, but expect that each of our Board members will attend the 2013 Annual Meeting.

How can I find out if I am a stockholder of record entitled to vote?

For a period of at least ten days before the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available during ordinary business hours at our principal executive offices at One State Street Plaza, New York, New York 10004, Attention: Corporate Secretary, for inspection by stockholders of record for proper purposes.

Other Questions related to the Meeting or Ambac

Who will serve as inspector of elections?

The inspectors of election will be representatives from Broadridge Financial Solutions, Inc.

How can I contact Ambac’s transfer agent?

Contact our transfer agent by either writing to Computershare Trust Company, N.A., PO Box 43006, Providence, RI 02940-3006, or 250 Royall Street, Canton, MA 02021, or by telephoning 1-800-662-7232 or via the web at www.computershare.com/investor.

Whom Should I Call If I Have Any Questions?

If you have any questions about the Annual Meeting or voting, please contact Stephen M. Ksenak, Corporate Secretary, at (212) 658-7470 or at corporatesecretary@ambac.com. If you have any questions about your ownership of Ambac common stock, please contact Michael Fitzgerald, Managing Director, Investor Relations, at (212) 658-7470 or at mfitzgerald@ambac.com.

How can a stockholder communicate directly with our Board?

Stockholders and other interested parties may communicate with Ambac’s Board by writing to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac’s Corporate Secretary at corporatesecretary@ambac.com. Ambac’s Corporate Secretary will then forward your questions or comments directly to the Board.

Please note that material that is directly or indirectly hostile or threatening, illegal or otherwise unsuitable will not be forwarded. Any communication that is relevant to Ambac’s business and is not forwarded will be retained for one year and will be made available to the independent directors on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Ambac’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the proposal must be delivered to or mailed and received at our offices not less than 60 days nor more than 90 days prior to the meeting; provided, that if less than 70 days’ notice of the meeting is given to stockholders, notice by a stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or public disclosure was made. Each such notice shall set forth as to each proposal: (i) a brief description of the proposal and the reasons for making such proposal at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder making such proposal, (iii) the class and number of shares of common stock which are beneficially owned by such stockholder and (iv) any material interest of the stockholder in such proposal. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not properly brought before the meeting and, if so determined, such proposal will not be presented. Notwithstanding the foregoing, a stockholder seeking to have a proposal included in a proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

Nomination of Director Candidates: You may propose director candidates for consideration by our Governance and Nominating Committee for our 2014 Annual Meeting of Stockholders. For a director nomination to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, the proposal must be delivered to or mailed and received at our offices not less than 60 days nor more than 90 days prior to the meeting; provided, that if less than 70 days’ notice of the meeting is given to stockholders, notice by a stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or public disclosure was made. Any such recommendations should include (i) the name, residence and business address of the nominating stockholder, (ii) a representation that the stockholder is a record holder or beneficial holder of our voting shares and a statement of the number of such shares, (iii) a representation that the stockholder intends to be present or appear by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of stockholders, (iv) information regarding each nominee such as would be required to be included in a proxy statement or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (v) a description of all arrangements or understandings between and among the stockholder and each and every nominee and (vi) the written consent of each nominee to serve as a director, if elected. In the case of a nomination that does not conform to such requirements, the presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that such nomination was not made in accordance with the foregoing procedures and, if so determined, the defective nomination shall be disregarded.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Ambac under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (“Exchange Act”), the sections of this Proxy Statement titled “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (“SEC”)) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Emergence from Bankruptcy; Reconstituted Board of Directors

On November 8, 2010, Ambac filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”). Ambac, as debtor and debtor-in-possession, filed a Fifth Amended Plan of Reorganization on March 12, 2012, which was confirmed by order of the Bankruptcy Court on March 14, 2012 and modified in accordance with orders entered by the Bankruptcy Court on April 29, 2013 (such Fifth Amended Plan of Reorganization, as so modified, the “Reorganization Plan”). On May 1, 2013 (the “Effective Date”), the Reorganization Plan became effective and Ambac emerged from bankruptcy.

Pursuant to the Reorganization Plan, on May 1, 2013, Messrs. Michael A. Callen, Paul R. DeRosa, Philip N. Duff, Thomas C. Theobald, Henry D.G. Wallace and David W. Wallis and Mses. Jill M. Considine and Laura S. Unger departed from the Board (“Pre-Emergence Board”). The Reorganization Plan provided for three directors to be appointed by the official committee of unsecured creditors (“Creditors’ Committee”) and one director to be appointed by a group of unaffiliated holders of certain senior debt securities of Ambac (the “Informal Group”) commencing on the Effective Date. Messrs. Victor Mandel and Nader Tavakoli were appointed by the Creditors’ Committee and Mr. Jeffrey S. Stein was appointed by the Informal Group. In addition, Mr. Eugene M. Bullis was appointed to the Board on May 31, 2013 as the last of the three directors nominated by the Creditors’ Committee. Ms. Diana N. Adams, our Chief Executive Officer, continued to serve on the Board after our emergence from bankruptcy. Further, in accordance with the Reorganization Plan, our certificate of incorporation and by-laws were amended and restated in their entirety.

On July 12, 2012, we entered into a Consultant Agreement with the Official Committee of Unsecured Creditors of Ambac Financial Group, Inc. (the “Official Committee”) and Messrs. Nader Tavakoli, Victor Mandel and Jeffrey S. Stein to promote an efficient transition between the Pre-Emergence Board and the current Board and to effectuate an orderly emergence from Chapter 11 on the Effective Date. Under this agreement, Messrs. Nader Tavakoli, Victor Mandel and Jeffrey S. Stein (i) reviewed and analyzed our business, assets, liabilities, operations, cash flows, properties, financial condition and prospects of our operations and strategic issues, (ii) attended informational sessions with management and members of the Pre-Emergence Board from time to time, (iii) attended meetings with members of the Pre-Emergence Board to discuss business and other company issues, and (iv) advised the Official Committee on information learned during their observations and interactions with management and the Pre-Emergence Board. As a result, Messrs. Nader Tavakoli, Victor Mandel and Jeffrey S. Stein obtained significant institutional knowledge with respect to Ambac and all aspects of its business.

Board of Directors

The Board oversees the business of Ambac and monitors the performance of management. Addressing issues following Ambac’s emergence from Chapter 11 and the challenges confronting our principal operating subsidiary, Ambac Assurance Corporation, a financial guarantee insurance company (“Ambac Assurance”), requires a high level of focus, time commitment and engagement from the directors. The Board usually meets 5 times per year in regularly scheduled meetings, but will meet more often, if necessary. On and following the Effective Date and as of October 31, 2013, the Board met 9 times. Outside of formal meetings, directors frequently engage with management concerning Ambac’s business and strategies.

Four of our current independent directors (Messrs. Bullis, Mandel, Stein and Tavakoli), as well as Ms. Adams, our Chief Executive Officer, also serve as directors of Ambac Assurance.

Directors

The names of our directors and their ages, positions, and biographies as of September 30, 2013 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Diana N. Adams	51	Chief Executive Officer and Director
Victor Mandel	48	Co-Chair of the Board of Directors
Nader Tavakoli	55	Co-Chair of the Board of Directors
Eugene M. Bullis	68	Director
Jeffrey S. Stein	43	Director

Diana N. Adams has been a Director, President and Chief Executive Officer of Ambac and Ambac Assurance since July 2011. From August 2010 until June 2011, Ms. Adams served as the Chief Administrative Officer for Ambac, with executive responsibility for Ambac’s human resources, technology and corporate administration departments. In addition, from June 2008 to June 2011, Ms. Adams served as a Senior Managing Director with executive responsibility for Ambac’s International business and for the Structured Finance business which she wound down in 2009 and she was also responsible for overseeing human resources and administration from May 2009 to June 2010. Ms. Adams served as a director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary, from September 2008 to December 2008 and thereafter was Chairman of the Board through August 2010. Prior to that, Ms. Adams had been Managing Director of Emerging Markets, Structured Insurance and Student Loans. Ms. Adams joined Ambac in 2000 as the head of Emerging Markets following the winding down of the international joint venture between Ambac and MBIA, where she had worked. From 1993-1999, Ms. Adams worked at JP Morgan first in the Capital Markets division and then in the Structured Products division. From 1990-1993 Ms. Adams worked for Mitsubishi Bank in Leveraged and Acquisition Finance. From 1988-1990 Ms. Adams worked at Merrill Lynch in the Investment Banking division.

Eugene M. Bullis has been a director since May 31, 2013. Since December 2010, Mr. Bullis has served on the Board of Governors of The Doctors Company, an insurance interexchange that is the nation’s second largest provider of professional liability insurance for physicians. From 2007 to 2010, Mr. Bullis served as an Executive Vice President and Chief Financial Officer of The Hanover Insurance Group, Inc. (THG). Prior to joining THG, Mr. Bullis served as Executive Vice President and Chief Financial Officer at Conseco, Inc., from 2002 to 2007. Previously, Mr. Bullis served in a number of senior financial officer roles in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner with a concentration in services to insurance company clients.

Victor Mandel has been Co-Chair and a Director since May 1, 2013. Mr. Mandel has over twenty-five years of experience in investments, corporate strategy and corporate governance. Mr. Mandel’s career includes serving as Chief Operating Officer at The Corporate Library (now GMI Ratings) where he designed and developed corporate governance best practices; serving as Chief Financial Officer of Circle.com (NASDAQ:CIRC); and serving as Executive Vice President, Finance and Development, Snyder Communications, Inc. (NYSE:SNC). Mr. Mandel served as Vice President in the Investment Research department at Goldman Sachs & Co. where he spent almost a decade advising institutional investors. Mr. Mandel previously served as a member of the Board of Directors, and on the audit committees, of Comsys IT Partners, Inc. (NASDAQ: CITP), Broadpoint Gleacher Securities Group, Inc. (now Gleacher and Co., Inc., NASDAQ: GLCH), and XLHealth Corp (now a United Healthcare company). Mr. Mandel also served on the Board of Directors of the Children’s National Medical Center in Washington, DC. Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania and an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst (CFA) charter holder.

Jeffrey S. Stein has been a director since May 1, 2013. Mr. Stein is Co-Founder and Managing Partner of Power Capital Partners LLC, a private equity firm founded in 2011. Mr. Stein is an investment professional with over 20 years of experience in the high yield, distressed debt and special situations asset class who has substantial experience investing in the financial services industry. Previously Mr. Stein was Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations asset management firm which had approximately $1.5 billion in total assets under management. From January 2003 through December 2009 Mr. Stein served as the

Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002 Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations asset class. From September 1991 to August 1995 Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as a director on the Boards of Dynegy Inc. (NYSE: DYN), Granite Ridge Holdings, LLC, and US Power Generating Company. Mr. Stein previously served as a director on the Board of KGen Power Corporation. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.

Nader Tavakoli has been Co-Chair and a Director since May 1, 2013. Mr. Tavakoli is Chairman and Chief Executive Officer of EagleRock Capital Management, a private investment partnership based in New York City. Prior to founding EagleRock in 2002, Mr. Tavakoli managed substantial investment portfolios with Odyssey Partners, a New York based private investment partnership. During his nearly 25 year investment career, Mr. Tavakoli has made substantial investments across numerous industries, including significant investments in financial services companies. Mr. Tavakoli began his professional career as an attorney with the New York City law firm of Milbank, Tweed, Hadley and McCloy, where he primarily represented institutional clients in banking, litigation and corporate restructuring matters. Mr. Tavakoli is a director of Magnachip Semiconductor Corp., a Korean based manufacturer of analogue and mixed signal semiconductors (NYSE: MX). Mr. Tavakoli serves on Magnachip’s audit and compensation committees. Mr. Tavakoli also serves on the board of MF Global Holdings Ltd., formerly engaged in securities brokerage, trading and clearance. Until its recent sale to AT&T, Mr. Tavakoli was a director of Nextwave Wireless Inc., a provider of broadband spectrum. Mr. Tavakoli is a Governance Leadership Fellow of the National Association of Corporate Directors. Mr. Tavakoli is the immediate past Chair of the Montclair State University Foundation Board and currently chairs that board’s investment committee. In addition, Mr. Tavakoli is actively involved with a number of other not-for-profit and philanthropic organizations. Mr. Tavakoli holds a B.A. in History from Montclair State University, where he was selected Valedictorian, and a Juris Doctor from the Rutgers Law School, where he was an editor of the Rutgers Law Review

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Board Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee Directors, an employee or an outsider. The Board believes that it should be free to make this choice any way that it deems best for Ambac at any given point in time. While the Board has no fixed policy with respect to combining or separating the offices of Board Chair and Chief Executive Officer, those two positions have been held by separate individuals for the last several years, with the position of Co-Chairs of the Board currently being filled by Victor Mandel and Nader Tavakoli and the position of Chief Executive Officer by Diana N. Adams. The Company believes this is the appropriate leadership structure for it at this time.

Each of our directors, other than Ms. Adams, is independent (see “Director Independence” below), and the Board believes that the independent directors provide effective oversight of management.

Board Committees

The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs. Each of the standing committees operates under a written charter adopted by the Board. The Board has adopted a written charter for each of our standing committees which are available in the Corporate Governance section of our Investor Relations website: http://ir.ambac.com. A copy of the each charter is also available to stockholders free of charge on request to our Corporate Secretary, at corporatesecretary@ambac.com.

Audit Committee

The Audit Committee is currently comprised of Messrs. Eugene M. Bullis (Chairman), Victor Mandel, Jeffrey S. Stein and Nader Tavakoli. The main function of our Audit Committee is to oversee our accounting and financial reporting processes. The Audit Committee’s responsibilities include:

•	Selecting and approving fees and terms of auditors’ engagement.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Evaluating the experience, performance, qualifications, and independence of our independent auditors.

•	Reviewing the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing the design, operation and effectiveness of our internal controls and our critical accounting policies.

•	Reviewing with management our annual audited financial statements, quarterly financial statements, earnings and any other material press releases related to accounting or financial matters announcements.

•	Review and approve the committee report the SEC requires for inclusion in our annual proxy statement.

•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Our Board has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of NASDAQ. The Board of Directors has determined that, based on each member’s professional qualifications and experience, each of the members of the Audit Committee qualifies as an audit committee financial expert as defined under the rules of the SEC. Following the Effective Date and as of October 31, 2013, the Audit Committee met 3 times.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Eugene M. Bullis, Victor Mandel, Jeffrey S. Stein and Nader Tavakoli (Chairman). The purpose of our Compensation Committee is to assist the Board in overseeing our compensation programs. The Compensation Committee’s responsibilities include:

•	Reviewing the overall compensation principles governing the compensation and benefits of the executive officers and other employees.

•	Evaluating the performance of our Chief Executive Officer.

•	Reviewing the procedures for the evaluation of the non-CEO executive officers.

•	Reviewing and approving the selection of our peer companies to use as a reference in determining competitive compensation packages.

•	Determining all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites).

•	Reviewing and approving the terms of any employment agreements and severance arrangements, change-in-control agreements, and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers.

•	Acting as the administering committee for our stock and bonus plans and for any equity compensation arrangements that may be adopted by us from time to time.

•	Making and approving grants of options and other awards to directors under Ambac’s compensation plans.

•	To the extent required by applicable SEC rules, reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure and, based on this review and discussion, making a recommendation to include the CD&A disclosure in our annual public filings.

•	Preparing the annual Compensation Committee Report for inclusion in our annual public filings.

Each member of our Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each of the directors serving on our Compensation Committee is independent as defined in the Listing Rules of NASDAQ. Following the Effective Date and as of October 31, 2013, the Compensation Committee met 6 times.

Governance and Nominating Committee

The Governance and Nominating Committee is currently comprised of Messrs. Victor Mandel (Chairman), Jeffrey S. Stein and Nader Tavakoli. Our Governance and Nominating Committee’s purpose is to assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board of Directors, to oversee the evaluation of the Board of Directors and management, and to develop and update our corporate governance principles. The Governance and Nominating Committee’s responsibilities include:

•	Evaluating the composition, size, organization, and governance of our Board of Directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Reviewing and recommending to our Board of Directors director independence determinations.

•	Reviewing and recommending to our Board of Directors Section 16 officer determinations with respect to our executive officers.

•	Determining the criteria for Board membership.

•	Evaluating the participation of members of the Board in continuing education.

•	Reviewing and recommending to our Board of Directors the compensation of our non-employee directors and our subsidiaries’ directors.

•	Reviewing plans for the succession of our executive officers.

•	Reviewing and approving related party transactions.

•	Administering a procedure to consider stockholder recommendations for director nominees.

•	Evaluating and recommending candidates for election or re-election to our Board of Directors, including nominees recommended by stockholders.

•	Reviewing periodically Ambac’s Code of Business Conduct and compliance therewith.

Each member of the Committee is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Governance and Nominating Committee is independent as defined in the Listing Rules of NASDAQ. Following the Effective Date and as of October 31, 2013, the Governance and Nominating Committee met 5 times.

Strategy and Risk Policy Committee

The Strategy and Risk Policy Committee is currently comprised of Messrs. Victor Mandel, Jeffrey S. Stein (Chairman) and Nader Tavakoli. The charter for the Strategy and Risk Policy Committee was adopted in May 2013. The Strategy and Risk Policy Committee’s responsibilities include:

•	Reviewing Ambac’s risk management frameworks for managing risk exposure.

•	Reviewing with management Ambac’s loss mitigation and remediation strategies and processes.

•	Consulting with the Audit Committee on key risk assessment and management policies.

•	Oversight of capital structure, financing and treasury matters.

•	Reviewing, evaluating and recommending to the Board the proposed terms of certain financing activities.

•	Reviewing Ambac’s short-term and long-term financial and investment guidelines, plans and strategies.

•	Reviewing and making recommendations to the Board regarding strategic plans and initiatives, including potential material investments in joint ventures, mergers, acquisitions, and other business combinations.

Following the Effective Date and as of October 31, 2013, the Strategy and Risk Policy Committee met 2 times.

Board’s Role in Risk Oversight

Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management’s performance against the strategy.

Our management team is responsible for managing the risks to which Ambac is exposed and reports on such matters to the applicable Board committees.

The Audit Committee oversees the management of risks associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal controls over financial reporting and the quality and appropriateness of disclosure and content in the financial statements and other external financial communications.

The Compensation Committee oversees the management of risks primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, compensation structures that might lead to undue risk taking, and disclosure of our executive compensation philosophies, strategies and activities.

The Governance and Nominating Committee oversees the management of risks primarily associated with our ability to attract, motivate and retain quality directors, our corporate governance programs and practices and our compliance therewith. Additionally, the Governance and Nominating Committee evaluates the performance of the Board, its committees and management annually and considers risk management effectiveness as part of their evaluation. The Governance and Nominating Committee also performs oversight of the business ethics and compliance program, and reviews compliance with our Code of Business Conduct.

The Strategy and Risk Policy Committee oversees the management of risks primarily with respect to strategic plans and initiatives, oversight of our capital structure, financing and treasury matters and oversight of management’s process for the identification, evaluation and mitigation of our financial and commercial-related risks.

The full Board also receives quarterly updates from Board committees, and the Board provides guidance to individual committee activities as appropriate.

Director Independence

The Governance and Nominating Committee annually reviews the relationships that each director has with Ambac. In conducting this review, the Committee considers all relevant facts and circumstances, including any consulting, legal, accounting, charitable and familial relationships and such other criteria as the Governance and Nominating Committee may determine from time to time. Following such annual review, the Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the criteria for director independence established by the committee are considered independent directors.

Based on the review and recommendation of the Governance and Nominating Committee, the Board has determined that each of the director nominees standing for election, except Diana N. Adams, our Chief Executive Officer, has no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an independent director as defined in the Listing Rules of NASDAQ. In determining the independence of our directors, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has been an officer or employee of Ambac. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The Governance and Nominating Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Governance and Nominating Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board of Directors and to address the membership criteria set forth under “Director Selection Process and Qualifications” below. Any stockholder recommendations for consideration by the Governance and Nominating Committee should be sent in accordance with the provisions of our by-laws, as described under “Information About the Annual Meeting and Voting—What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” above. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to: Ambac Financial Group, Inc., Attn: Corporate Secretary, One State Street Plaza, New York, New York 10004.

Director Selection Process and Qualifications

Our Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with our Corporate Governance Guidelines regarding the selection of director nominees. Pursuant to these guidelines, the Governance and Nominating Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders. The Governance and Nominating Committee recommends director nominees who are ultimately approved by the full Board of Directors.

The Governance and Nominating Committee reviews the composition of the Board as a whole, as well as the committees, and assesses the appropriate knowledge, experience, skills, expertise and diversity in the context of the current make-up of the Board at that point in time. It also reviews the Board to ensure that it contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance and Nominating Committee monitors the composition of the Board to determine if it meets the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. The Committee may, at Ambac’s expense, engage search firms, consultants and other advisors to identify, screen and/or evaluate candidates. When considering a potential non-incumbent candidate, the Governance and Nominating Committee will factor into its determination the following qualities, among others: character, judgment, business experience, diversity and acumen, all to be considered in the context of an assessment of the perceived needs of the Board at that point in time. Candidates also are evaluated in light of our other policies, such as those relating to service on other boards.

As noted, our current independent directors, Eugene M. Bullis, Victor Mandel, Jeffrey S. Stein and Nader Tavakoli, were appointed to the Board in May 2013 pursuant to the terms of the Reorganization Plan. The Governance and Nominating Committee and the Board of Directors believe that the attributes required to serve as a director of Ambac, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our goals and strategies and monitor their execution.

Diana N. Adams. Ms. Adams’ leadership and financial acumen, as well as her experience with Ambac, including as President and Chief Executive Officer and her earlier responsibilities for Ambac’s human resources, technology and corporate administration departments, international business and structured finance, have provided her with a deep understanding of Ambac’s businesses and global operations and Ambac’s strategic direction and leadership selection.

Eugene M. Bullis. Mr. Bullis has considerable insurance industry experience, both at the executive and board levels. In particular, his background in audit, and his familiarity with compliance, finance and regulatory requirements in the insurance industry, are very valuable to the Board in its oversight of our financial reporting, regulatory, and credit and risk management policies and procedures. Such experience also makes Mr. Bullis well qualified to chair the Audit Committee.

Victor Mandel. With over 25 years of corporate strategy and corporate governance experience and significant board experience, Mr. Mandel brings to the Board a deep understanding of the corporate governance, finance and risk management obligations essential to a public company, as well as significant Board leadership expertise. His background makes Mr. Mandel well qualified to chair our Governance and Nominating Committee and to serve as Co-Chairman of our Board.

Jeffrey S. Stein. Mr. Stein is an investment professional with over 20 years of experience in institutional asset management and investment research who has substantial experience investing in the financial services industry. In addition Mr. Stein has significant experience as a corporate director and in his capacity as such has focused on capital allocation, capital structure optimization, asset acquisitions and dispositions, corporate strategy and risk management. As a result Mr. Stein has a wealth of knowledge with respect to the financial, institutional and risk management issues currently facing Ambac. Mr. Stein currently serves on the finance and commercial oversight, compensation and human resources, and corporate governance and nominating committees of the Dynegy Inc. Board (company emerged from bankruptcy in 2012). His breadth of experience makes Mr. Stein well qualified to chair the Strategy and Risk Policy Committee.

Nader Tavakoli. Mr. Tavakoli has managed substantial investment portfolios and worked in the finance industry for over 30 years. During his investment career, Mr. Tavakoli has gained significant experience dealing with the business and strategies of financial services companies. As a former attorney who represented institutional clients in banking, litigation and corporate restructuring matters, Mr. Tavakoli has substantial insight into the issues affecting Ambac. His experience as a member of public company boards, particularly as a member of other audit and compensation committees, make Mr. Tavokoli well suited to chair our Compensation Committee and to act as Co-Chairman of our Board.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors and its committees need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Code of Business Conduct

Ambac has a Code of Business Conduct which reflects the Board’s commitment to maintaining strong standards of integrity for handling business situations appropriately and effectively. The Code of Business Conduct can be found in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com. Ambac will disclose on its website any amendment to, or waiver from, a provision of its Code of Business Conduct that applies to its Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) or Chief Accounting Officer (“CAO”). Ambac’s Corporate Governance Guidelines and the charters for the Audit Committee, Governance and Nominating Committee, Strategy and Risk Policy Committee and Compensation Committee are also available in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com.

Board Compensation Arrangements for Non-Employee Directors

Ambac’s director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that director compensation is reflective of the time, effort, expertise, and accountability required of board membership. Following our emergence from Chapter 11, the Governance and Nominating Committee determined that certain changes to Ambac’s non-employee director compensation program were appropriate. The Governance and Nominating Committee believes that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board as well as compensate members for their service. Our annual compensation arrangement for non-employee directors consists of (i) a cash fee of $200,000 and, (ii) if the 2013 Incentive Compensation Plan is approved by our stockholders as set forth in this Proxy Statement, a grant of $250,000 of stock-based compensation comprised of a combination of restricted stock units and options, subject to vesting and holding periods. Additionally, non-employee directors acting as Chairman or Co-Chairman of the Board or any committee are eligible for Chairman’s fees of up to $25,000 per director. There are no additional fees for attending meetings. In addition, if the 2013 Incentive Compensation Plan is approved by our stockholders as set forth in this Proxy Statement, each non-employee member of the Board will receive a one-time grant of $250,000 of restricted stock units, subject to vesting and holding periods. We also reimburse our directors for reasonable out-of-pocket expenses in connection with their Board service including attendance at Board of Directors and committee meetings. The Governance and Nominating Committee will review the compensation programs for non-employee directors on an annual basis to assess if amounts are appropriate in light of directors’ time commitments and contributions.

Pre-Emergence Board

Board and Committee Meetings

During 2012, the Pre-Emergence Board held eight meetings and acted by written consent one time. Each director attended at least 75% of all Board and applicable committee meetings.

The Audit and Risk Assessment Committee of the Pre-Emergence Board met seven times during 2012. The Compensation Committee of the Pre-Emergence Board met three times during 2012. The Governance Committee of the Pre-Emergence Board met three times during 2012.

Non-employee director compensation prior to emergence from bankruptcy

Our standard compensation arrangement for non-employee directors prior to our emergence from bankruptcy consisted of an (i) an annual cash retainer of $90,000 for regular service and an annual fee of $150,000 for service as Chairman of the Board; (ii) a fee of $2,500 for each meeting of the Ambac or Ambac Assurance Board that a director attended; (iii) a fee of $1,500 for each meeting of a committee of the Ambac or Ambac Assurance Board that a director attended; and (iv) a fee of $2,500 for any special meeting or annual meeting of stockholders that a director attended. We paid an additional annual fee of $10,000 to the non-employee director who chaired either the Governance Committee or the Compensation Committee, an annual fee of $20,000 to the non-employee director who chaired the Audit and Risk Assessment Committee and an annual fee of $25,000 to the non-employee director who acted as presiding director.

We reimbursed our directors for reasonable out-of-pocket expenses in connection with their Board service including attendance at Board of Directors and committee meetings.

Compensation for 2012

The following table summarizes compensation paid to non-employee directors during 2012. All equity based compensation was cancelled pursuant to the terms of the Reorganization Plan upon Ambac’s emergence from bankruptcy.

Name (1) (a)	Fees Earned or Paid in Cash ($) (2) (b)	All Other Compensation ($) (3) (g)	Total ($) (h)
Michael Callen	287,000	23,552	310,552
Jill M. Considine	127,000	0	127,000
Paul R. DeRosa	124,500	0	124,500
Philip N. Duff	168,000	23,552	191,552
Thomas C. Theobald	159,500	1,742	161,242
Laura S. Unger	154,000	23,552	177,552
Henry D.G. Wallace	173,000	0	173,000
David W. Wallis	107,500	13,739	121,239

(1)	At December 31, 2012, the aggregate number of RSUs held by each of our directors was as follows: Mr. Callen: 9,889; Ms. Considine: 8,794; Mr. Theobald: 3,853; Ms. Unger: 76,063 and Mr. Wallace: 1,425. Messrs. DeRosa, Duff and Wallis did not have any RSUs at December 31, 2012. Of the RSUs held by our directors at December 31, 2012, the following RSUs were vested but deferred: Mr. Callen: 9,889; Ms. Considine: 8,794; Mr. Theobald: 3,853; Ms. Unger: 5,533 and Mr. Wallace: 1,425.

At December 31, 2012, Messrs. DeRosa and Wallace each held 224,638 Phantom Stock Units (“PSUs”) (and accrued dividends), and Ms. Considine held 72,464 PSU’s (and accrued dividends). 72,464 of Mr. DeRosa’s PSUs vested but were not settled as a result of Ambac’s bankruptcy. All remaining PSUs did not vest. All PSU’s were cancelled pursuant to the terms of the Reorganization Plan.

(2)	This column reflects the annual retainer fee of $90,000 for each of our directors for the year ended December 31, 2012. Mr. Callen also received an annual retainer fee of $150,000 for serving as non-executive Chairman. In addition, Ambac paid a fee of (i) $1,500 for attendance at each committee or stockholders meeting and $2,500 for attendance at each Ambac or Ambac Assurance Board of Directors meeting; and, (ii) $20,000 for chairing the Audit and Risk Assessment Committee, $10,000 for chairing either the Governance Committee or the Compensation Committee and $25,000 for acting as presiding director. Thus, in addition to the annual retainer fee described above, each director also received the following:

•	Michael A. Callen earned a fee of $150,000 for his role as Non-Executive Chairman of Ambac and Ambac Assurance. Mr. Callen also earned a total fee of $47,000 for his attendance at Board meetings held between January 1, 2012 and December 31, 2012.

•	Jill Considine earned a total fee of $37,000 for her attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	Paul DeRosa earned $34,500 for his attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	Philip Duff earned a fee of $20,000 for his role as Chairman of the Audit and Risk Assessment Committee. Mr. Duff also earned $58,000 for his attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	Thomas Theobald earned $10,000 for his role as Chairman of the Compensation Committee. Mr. Theobald also earned $59,500 for his attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	Laura Unger earned $10,000 for her role as Chairman of the Governance Committee. Ms. Unger also received $54,000 for her attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	Henry D. G. Wallace earned a fee of $25,000 for his role as Presiding Director. Mr. Wallace also received $58,000 for his attendance at committee and Board meetings held between January 1, 2012 and December 31, 2012.

•	David W. Wallis earned a fee of $17,500 for his attendance at Ambac’s Board meetings held between July 1, 2012 and December 31, 2012.

(3)	The amounts shown include premiums that Ambac has paid in connection with the medical insurance that it provides to the following directors: Mr. Callen: $23,552, Mr. Duff: $23,552, Mr. Theobald: $1,742, Ms. Unger $23,552 and Mr. Wallis: $13,739.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 24, 2013, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than 5% of our common stock.

•	Each of our directors and nominees for the Board of Directors.

•	Each of our named executive officers (see the section titled “Executive Compensation”).

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

On the Effective Date following our emergence from Chapter 11, all outstanding shares of common stock and securities convertible into our common stock were cancelled, including all of our securities held by our directors and executive officers at such time. As a result, none of these individuals currently hold any of our outstanding securities.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Amount and Nature of Shares Beneficially Owned(1)
Name	Number	Percent of Class
Executive Officers and Directors
Diana N. Adams	—	—
Robert B. Eisman	—	—
David Trick	—	—
Eugene M. Bullis	—	—
Victor Mandel	—	—
Jeffrey S. Stein	—	—
Nader Tavakoli	—	—
All executive officers and directors as a group (12 persons)	—	—

*	Beneficial ownership representing less than 1% is denoted with an asterisk (*).
(1)	Applicable percentage ownership is based on 45,002,524 shares of common stock outstanding at October 24, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 24, 2013, We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each holder of common stock is entitled to one vote per share of common stock on all matters submitted to our stockholders for a vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders, our directors, executive officers, and greater-than-ten percent stockholders, file reports with the SEC on their initial beneficial ownership of Ambac common stock and any subsequent changes. Our insiders must also provide us with copies of the reports. We reviewed copies of all reports furnished to us and obtained written representations from our insiders that all transactions have been reported to us. Based on this, we believe that all of our insiders complied with their filing requirements for 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our Related Party Transactions Policy provides that we will only enter into or ratify a related party transaction when our Board of Directors, acting through the Governance and Nominating Committee, determines that the related party transaction is in the best interests of Ambac and our stockholders.

For the purposes of this policy,

•	a “related party” means:

•	a member of the Board of Directors (or a nominee to the Board of Directors);

•	an executive officer;

•	any person who is known by Ambac to be the beneficial owner of more than 5% of our common stock; or

•	any person known by Ambac to be an immediate family member of any of the persons listed above; and

•	a “related transaction” means a transaction (and/or amendment thereto) with a related party occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving Ambac where the amount exceeds $120,000 and in which any related party had or will have a direct or indirect interest.

Each of our directors and executive officers are required to bring potential related party transactions to the attention of Ambac and are periodically required to confirm and provide details of such transactions. Our legal staff, in consultation with management and with outside counsel, as appropriate, determines whether any transaction or relationship brought to Ambac’s attention does, in fact, constitute a related party transaction requiring compliance with the Policy.

If our legal department determines that a transaction is a related party transaction, the Governance and Nominating Committee must review the transaction and either approve or disapprove it. A related party transaction entered into without pre-approval of the Committee will not be deemed to violate the Related Party Transactions Policy, or be invalid or unenforceable, so long as the transaction is brought to the Governance and Nominating Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy. In determining whether to approve or ratify a transaction with a related party, the Governance and Nominating Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	whether the terms of the related party transaction are fair to Ambac and on the same basis as would apply if the transaction did not involve a related party;

•	whether there are business reasons for Ambac to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director; and

•	whether the related party transaction would present an improper conflict of interests for any director or executive officer of Ambac, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

Any member of the Governance and Nominating Committee who is a related party with respect to a transaction under review may not vote on the approval of the transaction but may, if so requested by the Chairperson of the Committee, participate in some or all of the Committee’s discussions of the related party transaction.

No related party transactions were identified in 2012 or in 2013 prior to the date of this Proxy Statement.

EXECUTIVE COMPENSATION

Executive Officers

The names of our executive officers and their ages, positions, and biographies as of September 30, 2013 are set forth below. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Diana N. Adams	51	Chief Executive Officer and Director
David Barranco	43	Senior Managing Director
Iain H. Bruce	54	Senior Managing Director
Robert B. Eisman	45	Chief Accounting Officer
Stephen M. Ksenak	47	Senior Managing Director and General Counsel
Cathleen J. Matanle	60	Senior Managing Director
Michael Reilly	56	Senior Managing Director
David Trick	41	Chief Financial Officer

Diana N. Adams. See biography under “Board of Directors — Directors” above.

David Barranco has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Barranco has the executive responsibility of managing the Risk Restructuring Group, and held similar responsibilities from January 2010 to February 2012 as Managing Director. Mr. Barranco also has responsibility for evaluating new business initiatives. Since September 2011, Mr. Barranco has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Barranco joined Ambac in 1999.

Iain H. Bruce has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Bruce has the executive responsibility of managing the RMBS Portfolio Risk Management Group. From July 2009 to July 2012, Mr. Bruce was a Managing Director holding similar responsibilities. Mr. Bruce joined Ambac in 1994.

Robert B. Eisman has served as the Chief Accounting Officer and a Senior Managing Director of Ambac and Ambac Assurance since January 2010. Mr. Eisman has executive responsibility for managing Ambac’s financial reporting in compliance with SEC and other legal and regulatory requirements and establishing Ambac’s GAAP and statutory accounting policies. Since August 2010, Mr. Eisman has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Eisman joined Ambac Assurance in 1995 from KPMG LLP where he was a Manager, responsible for providing audit services, primarily to its insurance clients.

Stephen M. Ksenak has served as Senior Managing Director and General Counsel of Ambac and Ambac Assurance since July 2011. Mr. Ksenak has executive responsibility for managing Ambac’s legal affairs. From January 2010 to July 2011, Mr. Ksenak served as Managing Director and Assistant General Counsel of Ambac and Ambac Assurance. From January 2005 to January 2010, Mr. Ksenak served as First Vice President and Assistant General Counsel of Ambac and Ambac Assurance. Prior to joining Ambac as Vice President and Assistant General Counsel in 2002, Mr. Ksenak worked at the law firm of King & Spalding.

Cathleen J. Matanle has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Ms. Matanle has executive responsibility for managing Ambac’s Risk Portfolio and Surveillance Management. From January 2003 to January 2012 she was Managing Director with the responsibility of managing Surveillance Management. Ms. Matanle joined Ambac in 2001.

Michael Reilly has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Reilly has executive responsibility for managing Ambac’s Administrative Office. From October 2009 to January 2012, he was Managing Director with the responsibility for managing the General Technology and Datacenter Operations. Mr. Reilly joined Ambac in 2009.

David Trick has served as Chief Financial Officer and a Senior Managing Director of Ambac and Ambac Assurance since January 2010. Mr. Trick has executive responsibility for managing Ambac’s financial affairs, as well as and including financial reporting, investment management, asset liability management, financial planning, tax strategy, capital resources, operations, capital markets, liquidity, and investor relations. In addition, since May 2006, he has served as Treasurer of Ambac and Ambac Assurance. Mr. Trick joined Ambac in 2005 from The Bank of New York Mellon, where he was a senior banker responsible for delivering strategic solutions to insurance industry clients, including those in the financial guarantee industry, with regards to a broad range of treasury, credit, and capital markets products.

2012 Summary Compensation Table

The table below summarizes the total compensation paid or earned for the fiscal year ended December 31, 2012, as compared against that paid or earned for 2011, by each of the below named executive officers (“NEOs”) of the Company comprised of the principal executive officer and the two most highly compensated executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($)(1) (i)	Total ($) (j)
Diana N. Adams, President and Chief Executive Officer	2012 2011	750,000 556,347	550,000 550,000	0 0	10,000 9,800	1,310,000 1,116,147
David Trick (2)
Senior Managing Director, Chief Financial Officer and Treasurer	2012 2011	600,000 600,000	425,000 400,000	0 0	10,000 9,800	1,035,000 1,009,800
Robert B. Eisman (1) Senior Managing Director and Chief Accounting Officer	2012 2011	500,000 500,000	250,000 250,000	0 0	10,000 9,800	760,000 759,800

(1)	“All Other Compensation” represents contributions by Ambac to the Ambac Assurance Savings Incentive Plan.
(2)	The 2011 bonus amount for Mr. Trick represents his year-end bonus of $180,000 and $220,000 of quarterly retention payments.

The below table sets forth the required disclosure relating to equity awards which were outstanding at the end of the 2012 fiscal year. These awards were granted prior to the time Ambac filed its petition for reorganization with the bankruptcy court. Accordingly, these grants do not reflect the compensation strategy or philosophy of Ambac since it filed for or emerged from bankruptcy. All of these awards were extinguished pursuant to the terms of the Reorganization Plan.

Outstanding Equity Awards at Fiscal Year End
Option Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(5) (e)		Option Expiration Date (f)
Diana N. Adams	4,500 5,500 13,600	0 0 0	74.43 87.27 11.13	(2) (3) (4)	1/23/2013 1/29/2014 1/28/2015
David Trick	2,500 3,000 11,250	0 0 0	74.43 87.27 11.13	(2) (3) (4)	1/23/2013 1/29/2014 1/28/2015
Robert B. Eisman	5,000 5,000 13,500	0 0 0	74.43 87.27 11.13	(2) (3) (4)	1/23/2013 1/29/2014 1/28/2015
(1)	The common stock existing at the end of the 2012 fiscal year and all stock-related awards were cancelled and extinguished and the holders thereof were not be entitled to receive, and did not receive or retain, any value on account of such equity interests pursuant to the Reorganization Plan.
(2)	These options expired without exercise on January 23, 2013.
(3)	The option vested on January 29, 2012, the fifth anniversary of the grant date.
(4)	The option vested in three equal installments on the first, second and third anniversaries of January 28, 2008, the date of grant.
(5)	The exercise price per share is the fair market value of Ambac’s common stock on the closing price on the date of grant.

There were no grants of plan-based awards made to any of the NEOs during 2012.

Executive Compensation Discussion and Analysis

The following discussion should be read together with the compensation tables and disclosures for our Named Executive Officers included under “Executive Compensation.” The compensation for our NEOs for 2012 and the related discussion reflects the compensation philosophy prior to Ambac’s emergence from bankruptcy.

The current compensation of our NEOs was determined by the Board members who served on our Compensation Committee prior to our emergence from bankruptcy (“Pre-emergence Compensation Committee”). The Pre-Emergence Compensation Committee was responsible for certain decisions regarding the 2012 compensation for our Named Executive Officers. In connection with our emergence from bankruptcy, a new Board was appointed and Messrs. Mandel, Stein and Tavakoli (Chair) were named as the Compensation Committee members, replacing all of the members of the Pre-Emergence Compensation Committee. Mr. Bullis also subsequently joined the Compensation Committee. This new Committee has been responsible for oversight of our executive compensation programs since that date.

Compensation Philosophy Pre-Emergence from Bankruptcy

The Pre-Emergence Compensation Committee used two data sources to determine the cash compensation paid to our named executive officers. The Compensation Committee of the Pre-Emergence Board engaged Johnson Associates, an outside compensation consulting firm, as its compensation consultant for compensation related matters for more than ten years. Johnson Associates is a third-party, independent boutique compensation consulting firm specializing in the financial services industry. Johnson Associates has an understanding of the overall business of Ambac and senior management roles across compensation cycles.

During 2012, Johnson Associates had provided guidance, analysis and feedback to Ambac across a number of different compensation related topics. Historically, the annual analysis of executive compensation levels by Johnson Associates incorporated a review of certain public companies (i.e., Alterra Capital, Assured Guaranty, Everest RE, Jefferies Group, KBW, MBIA, MGIC, Moody’s, Old Republic, Piper Jaffray, Radian, Stifel, XL Capital). However, given Ambac’s unique situation while in bankruptcy status, publicly disclosed market practices provided some context but these peers were no longer on point. The structure of Ambac’s business and job responsibilities in 2012 were much different than historical industry reference points.

Johnson Associates benchmarks executives annually (and other roles as requested), focusing on the functions and skill sets required for each role and how similar functions and skills are compensated in the marketplace. Their holistic approach combines objective data and subjective judgment. Market compensation levels reflect (i) proprietary client data, (ii) publicly disclosed data as context, and (iii) market impressions and judgment.

For 2012, the NEOs were generally positioned at approximately the 25th percentile as compared to a broader financial group which includes some historically comparable firms. Market generally reflects traditional executive officer roles for companies that are conducting new business and have broader responsibilities. Johnson Associates considers this positioning reasonable given Ambac’s status as a company in bankruptcy during 2012.

In addition to the information received from Johnson Associates, the Pre-Emergence Compensation Committee also engaged McLagan, a management consulting firm that works with financial service firms. Both firms produce compensation information specifically targeted within certain peer group companies and comparable executive positions.

The table below summarizes (i) the total compensation paid or earned for the fiscal year ended December 31, 2012 by each of the below NEOs of the Company (comprised of the principal executive officer and the two most highly compensated executive officers) and (ii) the benchmark compensation information provided by Johnson Associates and McLagan.

(In thousands)	A Bonus 2011	B Base Salary 2012	C Total Cash Compensation	Johnson Associates Range:			McLagan 50th %ile
				25th	50th	75th
Diana N. Adams	$550	$750	$1,300	$2,200	$2,700	$3,700	$2,214
David Trick	$400	$600	$1,000	$1,025	$1,250	$1,650	$1,025
Robert B. Eisman	$250	$500	$750	$675	$875	$1,100	$485

The compensation for our named executive officers for the year ended 2012 was also affected by our status as a “debtor-in-possession” so that we were not able to offer an equity related component in our compensatory arrangements.

Current Compensation Philosophy

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

The 2012 compensation described above related to the period prior to our emergence from bankruptcy protection, and reflects decisions made by the Pre-emergence Compensation Committee. Following our emergence from bankruptcy, the newly formed Compensation Committee evaluated the appropriate compensation system for named executive officers.

We plan to implement a management compensation program that seeks to strike an appropriate balance between short term compensation and longer-term incentives aimed at fostering retention and aligning management’s interests with those of our stake holders. Ambac’s primary goal is to maximize stockholder value through pursuing the following key strategies: (i) increasing the value of its investment in Ambac Assurance by actively managing its assets and liabilities with a focus on maximizing investment portfolio returns and mitigating or remediating losses on poorly performing transactions, including through executing policy commutations, repurchasing liabilities at a discount, pursuing recoveries of losses through litigation and the exercise of contractual and legal rights, and restructuring transactions; and (ii) pursuing new financial services businesses, apart from Ambac Assurance and Everspan Financial Guarantee Corp. These new businesses may include advisory, asset servicing, asset management and/or insurance. Our revised compensation approach will endeavor to reward execution and value creation relating to implementation of these strategies, as well as the performance of our share price. More specifically, the management incentive compensation program will reward performance against previously set benchmarks related to key metrics at our insurance operations, and will reflect and reward appreciation in our stock price. The Compensation Committee anticipates that our compensation approach will reflect leading practices, including appropriate deferrals, vesting schedules, clawback measures, and anti-hedging provisions. However, some or all of this approach may change as the Compensation Committee completes its analysis and determinations.

The Compensation Committee intends to implement the compensation program described above in 2014. For 2013, bonuses will be based on the Board’s assessment of individual performance and the achievement of corporate goals, but will not be specifically based on this new program.

If the 2013 Incentive Compensation Plan is approved by our stockholders, the Compensation Committee intends to issue the following equity awards to members of our senior management: $700,000 of restricted stock units to Ms. Adams, $500,000 of restricted stock units to Mr. Trick, $200,000 of restricted stock units to Mr. Eisman and an aggregate of $300,000 of restricted stock units to two other executive officers, each subject to vesting and holding periods.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on Ambac, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

Audit and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac’s annual financial statements for the years ended December 31, 2012 and December 31, 2011, and fees billed for other services rendered by KPMG LLP during those periods. All of the fees for fiscal years 2012 and 2011 presented below were approved by the Audit and Risk Assessment Committee of the Pre-Emergence Board.

Audit Related Expenses	2012	2011
Audit Fees (1)	$2,449,498	$2,489,805
Audit Related Fees (2)	209,849	308,000
Tax Fees (3)	324,037	625,471
All Other Fees (4)	—	—
Total	$2,983,384	$3,423,276

(1)	Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and comfort letters and attest services.
(2)	Audit related fees are for services traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards. In 2012 and 2011, these fees consisted principally of audits of employee benefit plans and certain accounting consultations.
(3)	Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiary.
(4)	Other fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management and/or the independent auditors will submit a summary of services expected to be rendered during that year for each of the categories of services to the Audit Committee for approval.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, any services provided by the independent auditor will be pre-approved by the Audit Committee or, between meetings of the Audit Committee, by its Chairman pursuant to authority delegated by the Audit Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit Committee, and he has undertaken to confer with the Audit Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.

* * * * *

The following Report of the Audit and Risk Assessment Committee was prepared by the Audit and Risk Assessment Committee of the Pre-Emergence Board.

REPORT OF THE AUDIT AND RISK ASSESSMENT COMMITTEE OF THE BOARD OF

DIRECTORS AS OF MARCH 20, 2013 FOR THE ANNUAL REPORT ON FORM 10-K FOR

THE YEAR ENDED 2012

The Audit and Risk Assessment Committee of Ambac is responsible for providing independent, objective oversight of Ambac’s accounting functions, internal controls and risk management. The Audit and Risk Assessment Committee selects the independent auditors. The Audit and Risk Assessment Committee is currently composed of six independent directors, each of whom is independent as defined under the rules of the NYSE. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified the following four members of the Audit and Risk Assessment Committee as “audit committee financial experts:” Messrs. Duff, Theobald and Wallace and Ms. Considine.

The Audit and Risk Assessment Committee operates under a written charter adopted by the Board. A copy of the charter is available at Ambac’s website: www.ambac.com. The Audit and Risk Assessment Committee regularly reviews its charter to ensure that it is meeting all relevant Audit and Risk Assessment Committee policy requirements of the SEC and the NYSE.

Management is responsible for the preparation, presentation and integrity of Ambac’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Ambac in conformity with generally accepted accounting principles. The Audit and Risk Assessment Committee’s responsibility is to monitor and oversee these processes. However, none of the members of the Audit and Risk Assessment Committee is professionally engaged in the practice of accounting or auditing nor are all of our members experts in those fields. The Audit and Risk Assessment Committee relies, without independent verification, upon the information provided to it and on the representations made by management and the independent auditors.

The Audit and Risk Assessment Committee of the Pre-Emergence Board held seven meetings during 2012. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Risk Assessment Committee, management, the internal auditors and Ambac’s independent auditors, KPMG LLP, an independent registered public accounting firm. The Audit and Risk Assessment Committee discussed with Ambac’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit and Risk Assessment Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac’s internal controls.

The Audit and Risk Assessment Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management, the internal auditors and KPMG LLP. The Audit and Risk Assessment Committee also discussed with management and KPMG LLP the process used to support certifications by Ambac’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac’s periodic filings with the SEC.

The Audit and Risk Assessment Committee also discussed with KPMG LLP matters required to be discussed with audit committees under auditing standards, including, among other things, matters related to the conduct of the audit of Ambac’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

KPMG LLP also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Risk Assessment Committee discussed with them their independence from Ambac. When determining KPMG LLP’s independence, the Committee considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac’s consolidated financial statements and reviews of Ambac’s consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence. The Audit and Risk Assessment Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. The Audit and Risk Assessment Committee concluded that KPMG LLP, an independent registered public accounting firm, is independent from Ambac and its management.

Based upon the review and discussions referred to above, the Audit and Risk Assessment Committee recommended to the Board, that Ambac’s audited financial statements be included in Ambac’s Annual Report on SEC Form 10-K for the year ended December 31, 2012. The Audit and Risk Assessment Committee also selected KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2013.

The Audit and Risk Assessment Committee

Philip N. Duff, Chairman Jill M. Considine Paul R. DeRosa Thomas C. Theobald Laura S. Unger Henry D.G. Wallace

March 20, 2013

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Nominees

The Governance and Nominating Committee recommended, and the Board of Directors nominated:

•	Diana N. Adams

•	Eugene M. Bullis

•	Victor Mandel

•	Jeffrey S. Stein

•	Nader Tavakoli

as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the Board of Directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Ambac. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The sections titled “Directors” and “Director Selection Process and Qualifications” on pages 10-11 and 16-17 of this Proxy Statement contain more information about the leadership skills and other experiences that caused the Governance and Nominating Committee and the Board of Directors to determine that these nominees should serve as directors of Ambac.

Required Vote

The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Ambac Recommendation

Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the abovementioned nominees.

* * * * *

PROPOSAL NUMBER 2

Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit and Risk Assessment Committee of the Pre-Emergence Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During the fiscal year ended December 31, 2012, KPMG LLP served as our independent registered public accounting firm and also provided certain tax related services. See “Independent Registered Public Accounting Firm” on pages 28-29 of this Proxy Statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ambac and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP.

Ambac Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

* * * * *

PROPOSAL NUMBER 3

APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, which is the SEC’s rule setting forth executive compensation disclosure requirements. Proposal No. 3 is Item 3 on the Proxy Card.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. See “Executive Compensation—Current Compensation Philosophy” for additional information.

We believe that our executive compensation programs will be structured in the best manner possible to support our Company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described under “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual General Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.

The Board of Directors recommends a vote FOR the approval of executive compensation.

PROPOSAL NUMBER 4

DETERMINE FREQUENCY OF STOCKHOLDER ADVISORY VOTE REGARDING

COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered that named executive officer compensation is evaluated, adjusted and approved on an annual basis. The Board believes that having an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote carefully when determining the frequency of the stockholder vote on executive compensation.

The Board of Directors recommends a vote FOR a frequency of “one year” for future non-binding stockholder votes on compensation of our named executive officers.

PROPOSAL NUMBER 5

APPROVAL OF AMBAC FINANCIAL GROUP, INC. INCENTIVE COMPENSATION PLAN

On November 5, 2013, our Board of Directors approved the Ambac Financial Group, Inc. Incentive Compensation Plan (the “Plan”), subject to the approval of our stockholders. The purpose of the Plan is intended to promote our interests (sometimes referred to in this summary as “Ambac”) and the interests of our subsidiaries (together with Ambac, the “Company”) and our stockholders by providing the employees and consultants of the Company and members of the Board with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

We are submitting the Plan to our stockholders for approval in order to satisfy (i) applicable Listing Rules of NASDAQ and (ii) the stockholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2013 Plan

The material features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this proxy statement. The Plan will not become effective unless stockholder approval is obtained at this annual meeting.

Administration

The Plan will be administered by a “Committee” which generally will be the compensation committee of the Board (the Governance and Nominating Committee in the case of awards to members of the Board). In addition, the Committee will generally be comprised of not fewer than two directors (or a greater number if required for compliance with applicable securities laws) who are independent for purposes of stock exchange listing requirements and, in the case of awards that are intended to be performance-based compensation for purposes of Section 162(m) of the Code (“Performance-Based Compensation”), who are outside directors within the meaning of Section 162(m) of the Code. The Committee has full discretionary authority to administer the Plan, including without limitation the authority to (i) designate the employees and consultants of the Company and members of the Board who will be granted incentive awards under the Plan and the amount, type and other terms and conditions of such incentive awards and (ii) interpret and construe any and all provisions of the Plan and the terms of any award (and any agreement evidencing the grant of an award). The Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among participants. The Committee may delegate to a subcommittee of one or more members of the Board or employees of the Company the authority to grant awards, subject to such limitations as the Committee will specify and to the requirements of applicable law.

Eligibility

Any common law employee or consultant of, or person who renders services directly or indirectly to, the Company and any member of the Board is eligible for selection by the Committee to receive an award under the Plan (such a person who is selected to receive an award is referred to herein as a “Participant”). As of September 30, 2013, the Company had approximately 200 employees and five members of the Board (including one employee director).

Shares Subject to the Plan

If the Plan is approved by Ambac’s stockholders, there will be 4,000,000 shares of Ambac’s common stock (“Common Stock”) available for awards under the Plan. This represents 8.9% of Ambac’s outstanding Common Stock as of October 24, 2013. Shares of Common Stock available for issuance under the Plan may be either shares that are currently authorized and unissued or shares currently held by Ambac or subsequently acquired by Ambac as treasury shares, including shares purchased in the open market or in private transactions.

For purposes of these limitations, shares of Common Stock will only be counted as used to the extent that they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. Accordingly, if an award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of a stock option or to satisfy any tax withholding requirement in connection with an award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, shares of Common Stock related to awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares will not be treated as issued pursuant to the Plan.

The maximum number of shares of Common Stock that may be delivered pursuant to the exercise of incentive stock options (“ISOs”) under the Plan cannot exceed the Plan limit of 3,000,000. The Plan also provides that the maximum number of shares that may be covered by stock options (“Options”) or stock appreciation rights (“SARs”) that are intended to be Performance-Based Compensation and that are granted to any one Participant during any one calendar-year period will be 300,000 shares. For Full Value Awards (as described below) that are intended to be Performance-Based Compensation, no more than 300,000 shares of Common Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period. For Cash Incentive Awards (as described below) that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve-month performance period will be equal to $5,000,000 (pro rated for performance periods that are greater or lesser than twelve months). In the case of Full Value Awards and Cash Incentive Awards, if the award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limits will be applied to the cash based on the methodology used by the Committee to convert the cash into Common Stock. In addition, if delivery of Common Stock or cash is deferred until after the amount is earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the amount is earned will not disregarded for purposes of the foregoing limitations.

In each case, the number of shares (as well as the exercise price of Options and SARs and the limits on individual awards) is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of Ambac or the outstanding shares of Common Stock.

Award Types

The Plan permits grants of the following types of awards subject to such terms and conditions as the Committee will determine, consistent with the terms of the Plan: (1) Options, including stock options intended to qualify as ISOs, (2) Full Value Awards (including SARs, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (3) Cash Incentive Awards. Subject to the terms and conditions set forth in the Plan, awards may be settled in cash or shares of Common Stock and may be subject to performance-based and/or service-based conditions. Awards under the Plan may be designed to qualify as Performance-Based Compensation.

Options and SARs

Under the Plan, the Committee may award Options that are either ISOs or nonqualified stock options and SARs. ISOs may only be awarded to employees of Ambac and its eligible corporate subsidiaries.

The Committee will determine the exercise price of any Option and SAR in its discretion; provided, however, that the exercise price of any Option or SAR may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Except for adjustments in connection with a corporate transaction or restructuring or reductions approved by Ambac’s stockholders, the exercise price of an Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR be surrendered to Ambac as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, unless approved by Ambac’s stockholders, in no event will any Option or SAR be surrendered to Ambac in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is less than the then current fair market value of a share of Common Stock.

The Committee will determine the terms and conditions of exercise and vesting of each Option and SAR in its discretion; provided, however, that the maximum term of an Option or SAR may not exceed ten years from the date of grant.

The Committee will determine the procedures pursuant to which Options and SARs may be exercised, including through net physical settlement or other method of cashless exercise.

Full Value Awards

Under the Plan, the Committee may award “Full Value Awards” which is the grant of equity awards, equity-based awards or equity-related awards that entitle the Participant to receive one or more shares of Common Stock (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). The Committee will determine the amount and the terms and conditions of each Full Value Award consistent with the Plan.

Cash Incentive Awards

Under the Plan, the Committee may award a “Cash Incentive Award” which is an award other than an Option, SAR or Full Value Award that may be settled in cash or Common Stock. The Committee will determine the amount and the terms and conditions of Cash Incentive Awards consistent with the Plan,

Performance-Based Compensation

Ambac anticipates that any compensation paid by it in connection with exercises of Options or the exercise or settlement of SARs under the Plan will qualify as Performance-Based Compensation and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Ambac.

Full Value Awards and Cash Incentive Awards granted under the Plan may be designated and structured as Performance-Based Compensation that is intended to be deductible under Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee, which performance targets will be based on one or more of the following performance measures relating to a Plan participant, Ambac, a subsidiary, any business group, unit or other subdivision of the company or any combination of the foregoing:

•	market price of Common Stock;

•	earnings per share of Common Stock;

•	income, net income or profit (before or after taxes);

•	economic profit;

•	operating income;

•	return on equity or stockholder equity;

•	total stockholder return;

•	market capitalization;

•	enterprise value;

•	cash flow (including but not limited to operating cash flow and free cash flow);

•	cash position;

•	return on assets or net assets;

•	return on capital;

•	return on invested capital;

•	stockholder returns;

•	economic value added;

•	cash value added;

•	earnings or net earnings (before or after interest, taxes, depreciation and amortization);

•	earnings from continuing operations;

•	operating earnings;

•	net profits;

•	revenues;

•	cost reduction goals;

•	budget comparisons;

•	implementation or completion of specified projects or processes;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	the completion of transactions;

•	any other measure of financial performance that can be determined pursuant to GAAP;

•	book value or adjusted book value;

•	litigation outcomes;

•	trading value of obligations;

•	reducing obligations or liabilities;

•	de-risking activities; or

•	any combination of any of the foregoing.

The measurement of any performance measure may exclude the impact of unusual, non-recurring or extraordinary items or expenses; items relating to financing activities; charges for restructurings or productivity initiatives; other non-operating items; discontinued operations; items related to the disposal of a business or segment of a business; the cumulative effect of changes in accounting treatment; items related to a change in accounting principle; items related to changes in applicable laws or business conditions; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares of any class of Ambac equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; items attributable to the business operations of any entity acquired by Ambac during a performance period; stock-based compensation expense; in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; items that are outside the scope of Ambac’s core, on-going business activities; and any other items, each determined in accordance with GAAP and as identified in Ambac’s audited financial statements, including the notes thereto.

Where applicable, the performance targets based on performance measures may be expressed in terms of attaining a specified level of the particular measures or the attainment of a percentage increase or decrease in the particular measures, and may be applied to one or more of Ambac, an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

Nothing in the Plan precludes the Committee from granting Full Value Awards or Cash Incentive Awards (or any other award) under the Plan or the Committee, Ambac or any subsidiary of Ambac from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee will designate whether such Awards are intended to constitute Performance-Based Compensation.

Withholding Taxes and Transferability of Awards; Notices to Participants

All awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Common Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Common Stock that has been held by the Participant or Common Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an award under the Plan has the right to exercise such award, the award may be exercised during the lifetime of the Participant only by the Participant. To the extent provided by the Committee, awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish.

The terms and conditions of each award made under the Plan, including vesting requirements, may be set forth in a written (including electronic) notice to or award agreement with the Participant.

Amendment and Termination of the Plan and Awards

The Board may, at any time, amend or terminate the Plan, and the Committee may amend any award; provided, however that no amendment or termination (other than adjustments in connection with a corporate transaction or restructuring) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the Participant’s affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable) and no amendment may be made to the anti-repricing provisions of the Plan relating to Options and SARs unless the amendment is approved by Ambac’s stockholders. Stockholder approval of any Plan amendment is also required if stockholder approval is required by law or the rules of any stock exchange on which the Common Stock is listed.

It is the intention of the Company that, to the extent that any provisions of the Plan or any awards granted hereunder are subject to section 409A of the Code, the Plan and the awards comply with the requirements of section 409A of the Code and that the Board will have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any award to cause such compliance.

Section 162(m) Compensation Deduction Limitations

In general, Section 162(m) of the Code limits Ambac’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m) of the Code. This deduction limitation does not apply to certain types of compensation, including Performance-Based Compensation. The terms of the Plan permit, but do not require, Ambac to grant performance-based awards under the Plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by Ambac for federal income tax purposes.

New Plan Benefits

As of the date of this Proxy Statement, no awards have been made under the Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the Plan, as well as the benefits or amounts that would have been so received or allocated had the Plan been in effect in 2012, are not presently determinable. In addition, if the 2013 Incentive Compensation Plan is approved by our stockholders as set forth in this Proxy Statement, each non-employee member of the Board will receive a grant of $250,000 of restricted stock units, subject to vesting and holding periods. In addition, the Compensation Committee intends to issue the following equity awards to members of our senior management: $700,000 of restricted stock units to Ms. Adams, $500,000 of restricted stock units to Mr. Trick, $200,000 of restricted stock units to Mr. Eisman and an aggregate of $300,000 of restricted stock units to two other executive officers, each subject to vesting and holding periods.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to Participants in the Plan and to Ambac relating to awards under the Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the Plan. The following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Non-Qualified Stock Options. Generally, the grant of an Option that is not an ISO (a “Non-Qualified Stock Option”) will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares of Common Stock, and Ambac will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of Common Stock will be treated as capital gains and losses, with the basis in such shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.

The exercise of a Non-Qualified Stock Option through the delivery of previously acquired Common Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Common Stock surrendered and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gains purposes, the same holding period as the shares of Common Stock that are given up. The value of the shares of Common Stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares of Common Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Common Stock determined at the time of exercise.

ISOs. Generally, the grant of an ISO Stock Option will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of Ambac and its eligible corporate subsidiaries during the period beginning on the date of the grant of the Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of Common Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares of Common Stock acquired pursuant to the ISO exercise, the Participant will have a basis in those shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and Ambac will not be entitled to any deduction for Federal income tax purposes. The Participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to Ambac, at the time of the disposition of the shares of Common Stock , in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an Non-Qualified Stock Option; that is, as a non-taxable, like-kind exchange as to the number of shares of Common Stock given up and the identical number of shares of Common Stock received under the Option. That number of shares of Common Stock will take the same basis and, for capital gain purposes, the same holding period as the shares of Common Stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of Common Stock to receive ISO treatment. Common shares received in excess of the number of shares of Common Stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of Common Stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of Common Stock received from the exchange, it will be treated as a disqualifying disposition of the shares of Common Stock with the lowest basis.

If the exercise price of an ISO is paid with shares of Common Stock acquired through a prior exercise of an ISO, gain will be realized on the shares of Common Stock given up (and will be taxed as ordinary income) if those shares of Common Stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of Common Stock received.

SARs. Generally, a Participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the Participant as a result of such exercise. Ambac will generally be entitled to a deduction in the same amount as the ordinary income realized by the Participant.

Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Common Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the Participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the Participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the Participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code, the Participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the Participant will be entitled to no deduction on account thereof. The Participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the Participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the Participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the Participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), Participants will generally recognize ordinary income when the award is paid or settled.

Ambac generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the Participant.

Our board of directors recommends a vote FOR the approval of the Plan.

APPENDIX A

AMBAC FINANCIAL GROUP, INC.

Incentive Compensation Plan

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its stockholders by providing the employees and consultants of the Company and members of the Board of Directors with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a)	“Ambac” means Ambac Financial Group, Inc., a Delaware corporation.

(b)	“Award” means any Option, SAR, Full Value Award or Cash Incentive Award granted under the Plan.

(c)	“Board of Directors” means the Board of Directors of Ambac.

(d)	“Cash Incentive Award” means an Award granted pursuant to Section 8 of the Plan.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(f)	“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan as described in Section 4. With respect to any Award granted, or to be granted, to a member of the Board of Directors, “Committee” means the Governance and Nominating Committee of the Board of Directors.

(g)	“Common Stock” means Ambac’s common stock, $0.01 par value per share, or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section 10 of the Plan.

(h)	“Company” means Ambac and all of its Subsidiaries, collectively.

(i)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(j)	“Effective Date” means the date on which the Plan as set forth herein is adopted by the Board of Directors.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” means, with respect to a share of Common Stock:

(i)	If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)	If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith and, to the extent necessary for an Award to be exempt from Section 409A of the Code, in accordance with the requirements of Section 409A of the Code.

For purposes of determining the Fair Market Value of Common Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Common Stock is sold and for purposes of federal, state and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(m)	“Full Value Award” means an Award granted to a Participant pursuant to Section 7 of the Plan, including Awards in the form phantom stock, restricted stock, restricted stock units, performance shares or performance share units, or deferred share units.

(n)	“ISO” shall mean any Option, or portion thereof, awarded to a Participant pursuant to the Plan which is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Section 422 of the Code.

(o)	“Option” means an Award under the Plan that entitles the Participant to purchase shares of Common Stock at an exercise price established by the Committee at the time the Option is granted. Options granted under the Plan may be either Incentive Stock Options or non-qualified stock options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of Ambac or a Subsidiary. An Option will be deemed to be an Incentive Stock Option only if it is specifically designated by the Committee as an Incentive Stock Option.

(p)	“Participant” means an employee or consultant of the Company or a member of the Board of Directors who is eligible to participate in the Plan pursuant to the terms and conditions hereof and to whom one or more Awards have been granted pursuant to the Plan that have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

(q)	“Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of “qualified performance-based compensation.”

(r)	“Performance Measures” means such measures as are described in Section 9 of the Plan on which performance goals are based in order to qualify certain Awards granted hereunder as Performance-Based Compensation.

(s)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(t)	“Plan” means this Plan, as it may be amended from time to time.

(u)	“Securities Act” means the Securities Act of 1933, as amended.

(v)	“Stock Appreciation Right” or “SAR” means an Award under the Plan that entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with the terms of the Plan), value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an exercise price established by the Committee at the time of grant.

(w)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act; provided, however, that for purposes of granting ISOs under the Plan, “Subsidiary” means a corporation that is a subsidiary of Ambac within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards

(a)	Stock Subject to the Plan

(i)	Overall Limit. Subject to the provisions of Section 10, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan shall not exceed 4,000,000 shares of Common Stock in the aggregate. Shares of Common Stock issued under the Plan may be either shares that are currently authorized and unissued shares or shares currently held or subsequently acquired by Ambac as treasury shares, including shares purchased in the open market or in private transactions.

(ii)	Counting of Shares. Shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, shares of Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan.

(iii)	Replacement Awards. Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the conversion, replacement, or adjustment of outstanding equity-based awards to reflect a merger or acquisition shall not count as used under the Plan for purposes of this Section 3 (including for purposes of the individual limits set forth in Section 3(b) below).

(iv)	ISO Limit. The maximum number of shares of Common Stock that may be covered by Options granted under the Plan that are intended to be ISOs shall not exceed 3,000,000 shares of Common Stock in the aggregate.

(v)	Future Issuances. Except as expressly provided by the terms of this Plan, the issuance by Ambac of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of Ambac convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(vi)	Settlement in Other Form. To the extent provided by the Committee, any Award may be settled in cash rather than in Common Stock.

(b)	Individual Award Limits

Subject to the provisions of Section 10, the following individual limits shall apply for purposes of the Plan:

(i)	Options and SARs. The maximum number of shares of Common Stock that may be covered by Options or SARs that are intended to be Performance-Based Compensation and that are granted to any one Participant during any one calendar-year period shall be 300,000 shares. For purposes of this Section 3(b)(i), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this Section 3(b)(i).

(ii)	Full Value Awards. For Full Value Awards that are intended to be Performance-Based Compensation, no more than 300,000 shares of Common Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this Section 3(b)(ii) shall be subject to the following:

(1)	If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash.

(2)	If delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Common Stock is earned shall be disregarded.

(iii)	Cash Incentive Awards. For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve month performance period shall equal $5,000,000 (pro rated for performance periods that are greater or lesser than twelve months); provided that Awards described in this Section 3(b)(iii) shall be subject to the following:

(1)	If the Awards are denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Common Stock.

(2)	If delivery of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

4.	Administration of the Plan

(a)	General. The Plan shall be administered by a Committee of the Board of Directors which, for so long as Ambac is subject to Section 16 of the Exchange Act, shall consist of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” (within the meaning of Section 162(m) of the Code and applicable regulations and other guidance issued thereunder) and as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and consultants of the Company and members of the Board of Directors who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee to any subcommittee thereof and the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards, subject to such restrictions and limitation as the Committee may specify and to the requirements of Delaware General Corporation Law Section 157; provided, however, that any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” (within the meaning of Section 162(m) of the Code and applicable regulations and other guidance issued thereunder).

(b)	Authority. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any agreement evidencing the grant of any Award) granted hereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. The Committee shall have the authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws. For purposes of clarity, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons

Without limiting the generality of the foregoing, on or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment or service during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award, or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, however, that no dividend or dividend equivalents shall be granted with respect to an Option or SAR.

(c)	Deferrals. The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of a Deferred Compensation Plan.

(d)	Indemnification. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by Ambac against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

5.	Eligibility

The Persons who shall be eligible to be selected by the Committee from time to time to receive Awards pursuant to the Plan shall be those Persons (a) who are common law employees and consultants of, or who render services directly or indirectly to, the Company or (b) who are members of the Board of Directors. Each Award (other than a Cash Incentive Award) granted under the Plan shall be evidenced by an instrument in writing (including electronic form) in form and substance approved by the Committee.

6.	Options and Stock Appreciation Rights

The Committee may from time to time grant Options and/or SARs, subject to the terms and conditions of the Plan, including those set forth in this Section 6.

(a)	Exercise Price

The exercise price per share of Common Stock covered by any Option or SAR shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option or SAR is granted.

(b)	Term and Exercise of Options and SARs

(i)	Vesting. Each Option or SAR shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option or SAR is granted and set forth in the agreement evidencing the grant of such Option or SAR; provided, however, that no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR is granted; and, provided, further, that each Option or SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing the grant of such Option or SAR.

(ii)	Exercise. The terms and conditions relating to exercise of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan. Except as provided by the Committee, and Option or SAR may be exercised in whole or in part. The partial exercise of an Option or SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the expiration date applicable thereto. An Option or SAR shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c)	Effect of Termination of Employment or Other Relationship

The agreement evidencing the grant of each Option or SAR shall specify the consequences with respect to such Option or SAR of the termination of the employment or other service between the Company and the Participant holding the Option or SAR.

(d)	Additional Terms for ISOs

The aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code. Any Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a non-qualified Option. No ISO may be granted to a Person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (i) the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five years from the date it is granted.

(e)	No Re-Pricing

Except for either adjustments pursuant to Section 10 (relating to the adjustment of shares), or reductions of the exercise price approved by Ambac’s stockholders, the exercise price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to Ambac as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by Ambac’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to Ambac in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of Ambac’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)	No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

7.	Full Value Awards

The Committee may grant equity awards, equity-based or equity-related awards not otherwise described herein (“Full Value Awards”) in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Full Value Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) be subject to performance-based and/or service-based conditions, (c) be designed to comply with applicable laws of jurisdictions other than the United States; and/or (d) be designed to qualify as Performance-Based Compensation; provided, that each Full Value Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Award.

8.	Cash Incentive Awards

The Committee may grant Cash Incentive Awards under the Plan subject to terms and conditions determined by the Committee in its sole discretion, provided that such terms and conditions are consistent with the terms and conditions of the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option, SAR or Full Value Award. Cash Incentive Awards may be designed to qualify as Performance-Based Compensation.

9.	Performance-Based Compensation

(a)	Designation of Awards as Performance-Based Compensation. The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Options and SARs granted under the Plan will be deemed to be Performance-Based Compensation unless the Committee specifies to the contrary. To the extent required by Section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance goals as determined by the Committee and the following additional requirements shall apply:

(i)	Establishment of Performance Goals. The performance goals shall be based on Performance Measures and shall be established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. A performance target (1) may relate to the performance of the Participant, Ambac, a Subsidiary, the Company, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (2) may be expressed as an amount, as an increase or decrease in a Performance Measure over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other external measure of the selected Performance Measure, as the Committee deems appropriate.

(ii)	Certification by Committee. A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award designated as Performance-Based Compensation for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9, such exercise of discretion may not result in an increase in the amount of the payment.

(iii)	Termination Prior to Completion of Performance Period. If a Participant’s employment terminates because of death or disability, or if a change in control occurs prior to the Participant’s termination date, the Participant’s Full Value Award or Cash Incentive Award may, to the extent provided by the Committee, become vested without regard to whether the Award would be Performance-Based Compensation.

(iv)	Minimum Vesting. A Full Value Award designated as Performance-Based Compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability or change in control).

(v)	Performance Measures. The performance goals upon which the payment or vesting of any Award (other than Options and Stock Appreciation Rights) that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: market price of Common Stock, earnings per share of Common Stock, income, net income or profit (before or after taxes), economic profit, operating income, return on equity or stockholder equity, total stockholder return, market capitalization, enterprise value, cash flow (including but not limited to operating cash flow and free cash flow), cash position, return on assets or net assets, return on capital, return on invested capital, stockholder returns, economic value added, cash value added, earnings or net earnings (before or after interest, taxes, depreciation and amortization), earnings from continuing operations, operating earnings, net profits, revenues, cost reduction goals, budget comparisons, implementation or completion of specified projects or processes, productivity, expense, margins, operating efficiency, the completion of transactions, any other measure of financial performance that can be determined pursuant to GAAP, book value or adjusted book value, litigation outcomes, trading value of obligations, reducing obligations or liabilities, de-risking activities, or any combination of any of the foregoing.

The measurement of any Performance Measure may exclude the impact of unusual, non-recurring or extraordinary items or expenses; items relating to financing activities; charges for restructurings or productivity initiatives; other non-operating items; discontinued operations; items related to the disposal of a business or segment of a business; the cumulative effect of changes in accounting treatment; items related to a change in accounting principle; items related to changes in applicable laws or business conditions; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares of any class of Ambac equity securities; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; items attributable to the business operations of any entity acquired by Ambac during a performance period; stock-based compensation expense; in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; items that are outside the scope of Ambac’s core, on-going business activities; and any other items, each determined in accordance with GAAP and as identified in Ambac’s audited financial statements, including the notes thereto.

Nothing in this Section 9 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, Ambac or any Subsidiary from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 9 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

10.	Adjustment Upon Certain Changes

In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares (or cash values) that may be granted to an individual during any specified time as described in Section 3(b); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the exercise price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the exercise price).

11.	Rights Under the Plan

(a)	Rights as Stockholder. No Person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of the issuance of such shares on the books and records of Ambac. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

(b)	No Separate Fund. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Employment Rights; No Right to Award

Nothing contained in the Plan or any agreement evidencing the grant of any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters

(a)

No Registration Obligation. Ambac shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, Ambac shall not be obligated to cause to be issued any shares of Common Stock pursuant to the Plan unless and until Ambac is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates representing such shares bear such legends, as the Committee deems necessary or desirable.

(b)	Compliance with Securities Laws. The exercise of any Option or SAR granted hereunder or the settlement of any other Award granted hereunder shall only be effective at such time as counsel to Ambac shall have determined that the issuance of shares of Common Stock pursuant to such exercise or settlement is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Ambac may, in its sole discretion, defer the effectiveness of an exercise of an Option or SAR or the issuance of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state or local securities laws. Ambac shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or SAR or the issuance of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option or SAR has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes

All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Common Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Common Stock that has been held by the Participant or Common Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

15.	Amendment or Termination of the Plan

The Board of Directors may, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or Directors (or the Committee, if applicable); and further provided that adjustments pursuant to Section 10 shall not be subject to the foregoing limitations of this Section 15; and further provided that the provisions of Section 6(e) (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by Ambac’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of Ambac’s stockholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of Ambac that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Section 409A of the Code, the Plan and the Awards comply with the requirements of Section 409A of the Code and that the Board of Directors shall have the authority to amend the Plan as it deems necessary to conform to Section 409A. Notwithstanding the foregoing, Ambac does not guarantee that Awards under the Plan will comply with Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

16.	Transferability

Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 16, to the extent provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such effective designation, such Awards may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Ambac unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

17.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by Ambac in connection with any Award will be used for general corporate purposes.

18.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

19.	Effective Date and Term of Plan

The Plan was approved by the Board of Directors on the Effective Date, subject to the approval of the Plan by the stockholders of Ambac. No grants of Awards may be made under the Plan more than ten years after the Effective Date. No Awards may be made under the Plan until Ambac’s stockholders have approved the Plan.

AMBAC FINANCIAL GROUP, INC. STEPHEN M. KSENAK ONE STATE STREET PLAZA NEW YORK, NY 10004

VOTE BY INTERNET

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Use the Internet to transmit your voting instructions and for electronic access to information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All votes must be received by 11:59 P.M. Eastern Time the day before the Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M63894-P44352	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMBAC FINANCIAL GROUP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01) Diana N. Adams 04) Jeffrey S. Stein
02) Eugene M. Bullis 05) Nader Tavakoli
03) Victor Mandel

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2013.						☐	☐	☐

3.	To approve, on an advisory basis, our executive compensation.						☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	To vote, on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years.					☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

5.	To approve Ambac’s 2013 Incentive Compensation Plan.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M63895-P44352

AMBAC FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

December 18, 2013

The shareholder(s) hereby appoint(s) each of Stephen M. Ksenak and Sara Copland, as proxies and hereby authorize(s) either of him/her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMBAC FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 12:00 PM, Eastern Time on December 18, 2013, at www.virtualshareholdermeeting.com/AMBC and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on December 18, 2013.

Meeting Information
AMBAC FINANCIAL GROUP, INC.	Meeting Type:	Annual Meeting
	For holders as of:	October 24, 2013
	Date: December 18, 2013	Time: 12:00 PM (Eastern)
Location: Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/AMBC.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/AMBC and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

AMBAC FINANCIAL GROUP, INC. STEPHEN M. KSENAK ONE STATE STREET PLAZA NEW YORK, NY 10004	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

———	Before You Vote	———

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before December 4, 2013 to facilitate timely delivery.

———	How To Vote	———

Please Choose One of the Following Voting Methods

Vote By Internet:

    Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

    During The Meeting:

Go to www.virtualshareholdermeeting.com/AMBC. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail or Phone: You can vote by mail or phone by requesting in accordance with the above instructions a paper copy of the materials, which will include a proxy card and instructions for voting by mail and phone.

Voting Items
The Board of Directors recommends you vote
For the following:
1.	Election of Directors
Nominees:
	01) Diana N. Adams	04)	Jeffrey S. Stein
	02) Eugene M. Bullis	05)	Nader Tavakoli
03) Victor Mandel
The Board of Directors recommends you vote FOR the following proposals:
2.	To ratify the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	To approve, on an advisory basis, our executive compensation.
The Board of Directors recommends you vote 1 year on the following proposal:
4.	To vote, on an advisory basis, on whether executive compensation should be submitted to stockholders for an advisory vote every one, two or three years.
The Board of Directors recommends you vote FOR the following proposal:
5.	To approve Ambac’s 2013 Incentive Compensation Plan.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.